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                                                                  Exhibit (5)(a)

                          INVESTMENT ADVISORY AGREEMENT

         Agreement made this 5th day of June, 1992 by and between The Glenmede Portfolios, a Massachusetts business trust (the "Company") and The Glenmede Trust Company, a Pennsylvania corporation (the "Adviser").

         1. Duties of Adviser. The Company hereby appoints the Adviser to act as investment adviser to the Company's Muni Intermediate Portfolio (the "Portfolio") and such other investment portfolios as may be offered by the Company, for the period and on such terms set forth in this Agreement. The Company employs the Adviser to manage the investment and reinvestment of the assets of the Company's Portfolio, to continuously review, supervise and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be held uninvested, to provide the Company with records concerning the Adviser's activities which the Company is required to maintain, and to render regular reports to the Company's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Company and in compliance with the objectives, policies and limitations set forth in the Company's prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees


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to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

         2. Portfolio Transactions. The Adviser is authorized to select the brokers that will execute the purchases and sales of securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Trustees of the Company, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Company and other accounts as to which the Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Trustees of the Company such information relating to portfolio transactions as they may reasonably request.

         3. Compensation of the Adviser. The Company will pay no investment advisory fees to the Adviser for services rendered by the Adviser under this

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Agreement. However, it is understood that each shareholder of the Company will be required to have a pre-existing relationship with the Adviser under which the Adviser provides investment advisory, personal trust, estate, custodian or other services to such shareholder on an individual basis. The shareholder will pay a fee directly to the Adviser based on the services provided by the Adviser and the total assets of the shareholder managed by the Adviser, including the portion of such assets invested in the Company.

         4. Other Services. At the request of the Company, the Adviser in its discretion may make available to the Company office facilities, equipment, and other services. Such office facilities, equipment, and services shall be provided for or rendered by the Adviser and billed to the Company at the Adviser's cost. The Adviser further agrees to assume the cost of printing and mailing prospectuses to persons other than current shareholders of the Company and the cost of any other activities primarily intended to result in the sale of the Company's shares.

         5. Reports. The Company and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

         6. Status of Adviser. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to render similar

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services to others so long as its services to the Company are not impaired thereby.

         7. Liability of Adviser. In the absence of (i) wilful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 ("1940 Act"), the Adviser shall not be subject to any liability whatsoever to the Company or to any shareholder of the Company, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including without limitation, for any losses that may be sustained in connection with the purchase, holding redemption or sale of any security on behalf of the Portfolio.

         8. Permissible Interests. Subject to and, in accordance with the Master Trust Agreement of the Company and the Articles of Incorporation of the Adviser, Trustees, officers, agents and shareholders of the Company are or may be interested in the Adviser (or any successor thereof) as Directors, officers, agents, shareholders or otherwise; Directors, officers, agents and shareholders of the Adviser are or may be interested in the Company as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be

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interested in the Company as a shareholder or otherwise; and that the effect of any such interrelationships shall be governed by said Master Trust Agreement and the provisions of the 1940 Act.

         9. Corporate Name. The Company acknowledges that it has obtained its corporate name by consent of the Adviser, which consent was given in reliance and upon the provisions hereafter contained. The Company agrees that if the Adviser should cease to be the investment adviser of the Company, the Company will, upon written demand of the Adviser forthwith (a) for a period of two years after such written demand, state in all prospectuses, advertising material, letterheads and other material designed to be read by investors or prospective investors, in a prominent position and in prominent type (as may be reasonably approved by the Adviser), that The Glenmede Trust Company no longer serves as the investment adviser of the Company, and (b) delete from its name the word "Glenmede" or any approximation thereof. The Company further agrees that the Adviser may permit other persons, partnerships (general or limited), associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by the Adviser in the future, to use the word "GLENMEDE" or any approximation thereof as part of, their names. As used in this section, "The Glenmede Trust Company" and "Adviser" shall include any successor corporation, partnership, limited partnership, trust or person.


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         10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until the earlier of June 5, 1994 or the date of the first annual or special meeting of the shareholders of the Company and, if approved by a majority of the outstanding voting securities of the Portfolio, thereafter shall continue as to the Portfolio for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of the Portfolio; provided however, that if the holders of the Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve the Portfolio in such capacity in the manner and to the extent permitted by the Company's Board of Trustees and the 1940 Act and Rules thereunder. This Agreement may be terminated by the Portfolio of the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without

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the payment of any penalty, upon 90 days' written notice to the Company. This agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

         As used in this Section 10, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act.

         11. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records which it maintains for the Company and are required to be maintained by Rule 3la-1 under the 1940 Act.

         12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         13. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Company must be approved by (a) by vote of a majority of those members of the Board of Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in

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person at a meeting called for the purpose of voting on such amendment, and
(b) by vote of a majority of the outstanding voting securities of the Portfolio.

         14. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. Limitation of Liability. It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company, personally, but bind only the trust property of the Company, as provided in the Master Trust Agreement of the Company dated March 3, 1992. The execution and delivery of this Agreement have been authorized by the Trustees of the Company and signed by the President of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Company as provided in the Master Trust Agreement.

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         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed as of this 5th day of June, 1992.

ATTEST:                                    THE GLENMEDE PORTFOLIOS

By:   /s/Patricia L. Bickimer              By:     /s/John W. Church, Jr.
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             Secretary                                  President

                                           THE GLENMEDE TRUST COMPANY

By:       /s/Mary V. Burke                 By:      /s/Mary Ann B. Wirts
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             Secretary                                Vice President

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